Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF PATINA OIL & GAS CORPORATION

PURSUANT TO 18 U.S.C.ss.1350

1. I, Thomas J. Edelman, Chief Executive Officer of Patina Oil & Gas Corporation (the “Company”), hereby certify to the best of my knowledge that the accompanying report on Form 10-Q for the quarterly period ending June 30, 2004 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

2. I further certify to the best of my knowledge that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Date:	July 29, 2004

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Patina Oil & Gas Corporation and will be retained by Patina Oil & Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request.